UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 4, 2007
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)

(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 1.01 Entry Into a Material Definitive Agreement
     On December 4, 2007, Coeur d’Alene Mines Corporation (“Coeur”), Bolnisi Gold NL (“Bolnisi”) and Palmarejo Silver and Gold Corporation (“Palmarejo”) agreed to amend the merger implementation agreements relating to the acquisition by Coeur of Bolnisi and Palmarejo to revise the timeline for completion of the required regulatory processes and receipt of the required court approvals as a result of the adjournment of Coeur’s special meeting of shareholders. The special meeting of shareholders was adjourned on December 3, 2007 due to lack of quorum and was reconvened on December 7, 2007. On December 7, 2007, the required vote to approve an amendment to Coeur’s articles of incorporation and to issue new shares of Coeur common stock in connection with the merger was obtained.
     The foregoing description of the amendments to the merger implementation agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments filed as exhibits hereto.
Item 8.01 Other Events
     On December 7, 2007, Coeur announced that at the special meeting of Coeur’s shareholders, the requisite vote of shareholders was obtained to approve an amendment to Coeur’s articles of incorporation and to issue new shares of Coeur common stock in connection with the acquisition by Coeur of Bolnisi and Palmarejo. In addition, Coeur provided an update on the transaction.
     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the full text of the press release filed as an exhibit hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit 2.1	Fourth Amending Agreement dated December 5, 2007 to Merger Implementation Agreement dated May 3, 2007 by and among Coeur d’Alene Mines Corporation, Coeur d’Alene Mines Australia Pty Ltd, Coeur Sub Two, Inc. and Bolnisi Gold NL and other consents/amendments

Exhibit 2.2	Second Amendment dated December 4, 2007 to Merger Implementation Agreement dated May 3, 2007 by and between Coeur d’Alene Mines Corporation and Palmarejo Silver and Gold Corporation, as amended to date

Exhibit 99.1	Press Release dated December 7, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: December 10, 2007	By:	/s/ James A. Sabala
		Name:	James A. Sabala
		Title:	Executive Vice President and Chief Financial Officer

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